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                                                                    Exhibit 23.1


        After the number of shares and price per share of the ITC/\DeltaCom, Inc. common stock to be issued in the offering described in Note 5 to ITC/\DeltaCom, Inc.'s financial statements and Note 16 of the combined financial statements of ITC/\DeltaCom, Inc., Interstate FiberNet, Inc. (formerly ITC Transmission Systems, Inc.), ITC Transmission Systems II, Inc., Gulf States Transmission Systems, Inc., Eastern Telecom, Inc., d.b.a. InterQuest, and DeltaCom, Inc. is determined, we expect to be in a position to render the following consent.

/s/ Arthur Andersen LLP
-----------------------------
ARTHUR ANDERSEN LLP

Atlanta, Georgia
September 30, 1997

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Registration Statement on Form S-1 of our report on the financial statements of ITC/\DeltaCom, Inc. as of June 30, 1997 and for the period from inception (March 24, 1997) to June 30, 1997 dated July 31, 1997 (except with respect to Note 5, as to which the date is _________, 1997); our report on the combined financial statements of ITC/\DeltaCom, Inc., Interstate FiberNet, Inc. (formerly ITC Transmission Systems, Inc.), ITC Transmission Systems II, Inc., Gulf States Transmission Systems, Inc., Eastern Telecom, Inc., d.b.a. InterQuest, and DeltCom, Inc. (reorganized as ITC/\DeltaCom, Inc.)as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 dated March 27, 1997 (except with respect to Note 16, as to which the date is __________, 1997); our report on the statements of operations, stockholders' equity, and cash flows of DeltaCom, Inc. for the year ended December 31, 1995 dated March 27, 1997; and our report on the financial statements of Gulf States Fibernet as of December 31, 1995 and 1996 and for the period from inception (August 17, 1994) through December 31, 1994 and for the two years in the period ended December 31, 1996, dated March 27, 1997 (except with respect to the ITC/\DeltaCom Debt Offering discussion in Note 8, as to which the date is July 25, 1997), and to all references to our Firm included in or made a part of this Registration Statement.